UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2013

iGo, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-30907	86-0843914
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

17800 North Perimeter Dr., Suite 200,

Scottsdale, Arizona 85255

(Address of principal executive offices, including zip code)

(480) 596-0061

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

A special meeting of stockholders of iGo, Inc. (the “Company”) was held on January 25, 2013, in Scottsdale, Arizona. Stockholders of record at the close of business on December 24, 2012, were entitled to vote at the meeting on the basis of one vote for each share held. On December 24, 2012, there were 34,580,762 shares of common stock outstanding. A total of 29,888,405 shares were present or represented by proxy at the meeting.

At the special meeting, the stockholders of the Company voted on the following proposals:

1.	Amendment to the Certificate of Incorporation of the Company, as amended, to authorize the Board of Directors to effect a reverse stock split of common stock, $0.01 par value per share, at a ratio in the range of 1:10 to 1:15. The proposal was approved by a vote of the stockholders as follows:

Votes For	Votes Against	Votes Abstain
27,535,429	2,343,693	9,283

2.	Adjournment of the special meeting to another time or place, if necessary, for the purpose of soliciting additional proxies in favor of the first proposal. The proposal was approved by a vote of the stockholders as follows:

Votes For	Votes Against	Votes Abstain
27,222,449	2,586,557	79,399

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IGO, INC.

Date: January 31, 2013	By:	/s/ Michael D. Heil
Michael D. Heil
President and Chief Executive Officer